                                                                    EXHIBIT 21


LIST OF SUBSIDIARIES OF CONCORD CAMERA CORP. (1)


                                                         Jurisdiction of
                                                        Incorporation or
         Name of Subsidiary                                Organization
         ------------------                                ------------

Concord-Keystone Sales Corp.                               New Jersey

Concord Camera Illinois Corp.(2)                            Illinois

Concord Camera GmbH(3)                                       Germany

Concord Camera France S.A.R.L.                               France

Concord Camera HK Limited(4)                                Hong Kong

Concord Camera (Europe) Limited                              England

Goldline (Europe) Limited                                    England

Concord Camera Aust. (Regional) PTY. Ltd.                   Australia

Concord Camera K.K. (Japan)                                   Japan

Concord Camera (Shenzhen) Company Ltd.                         PRC

Jenimage UK Ltd.                                             England



-----------------
(1) As of October 1, 2004, all subsidiaries are wholly owned (directly or indirectly).
(2) Canada:  d/b/a Concord Camera Canada.
(3) Jenimage Europe GmbH and Peter Bauser GmbH were merged into Concord Camera GmbH.
(4) Peoples Republic of China:  d/b/a Concord Henggang Electronics Factory.